                                                                     EXHIBIT 1.1

                               AMB PROPERTY, L.P.

                                MEDIUM-TERM NOTES

                                 TERMS AGREEMENT


                                                               December 14, 2000


AMB PROPERTY, L.P.
505 Montgomery St., Suite 500
San Francisco, California 94556

Attention: General Counsel

       Re: Distribution Agreement dated August 15, 2000 (the "Distribution
           Agreement")

Dear Sirs:

       Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (the "Principals") agree to purchase your Medium-Term Notes having the following terms:


ALL NOTES:
--------------------------------------------------------------------------------

Principal Amount:  $150,000,000                        Settlement Date and Time
                                                       (Original Issue Date):  DECEMBER 19, 2000

Specified Currency: UNITED STATES DOLLAR               Maturity Date:  DECEMBER 15, 2005

Form: BOOK ENTRY                                       Trade Date:  DECEMBER 14, 2000

Exchange Rate Agent: STATE STREET BANK & TRUST         Price to Public:  99.857% ($149,785,500)
               COMPANY OF CALIFORNIA, N.A.

Interest Payment Dates:  JUNE 15 AND DECEMBER 15,      Agent's Commission or Discount:  0.600% ($900,000)
               COMMENCING JUNE 15, 2001


Regular Record Dates:  MAY 31 AND NOVEMBER 30,         Net Proceeds to Issuer:  99.257% ($148,885,500)
               COMMENCING MAY 31, 2001

Redemption:  NOT APPLICABLE                            Authorized Denomination:  $1,000 OR INTEGRAL
  Redemption Commencement Date:                                        MULTIPLES THEREOF
  Initial Redemption Percentage:
  Annual Redemption Percentage Reduction:

Discount Note:  NOT APPLICABLE                         Repayment:  NOT APPLICABLE
  Issue Price:                                           Optional Repayment Date(s):
  Total Amount of OID:                                   Repayment Price:
  Yield to Maturity:
  Initial Accrual Period:

FIXED RATE NOTES:                         FLOATING RATE NOTES:
---------------------------------------   --------------------------------------
Interest Rate:  7.20%                     Initial Interest Rate:

Other/Additional Terms:                   Calculation Agent:

  THE NOTES WILL INITIALLY BE LIMITED     Interest Rate Basis:
  TO $150,000,000 IN AGGREGATE
  PRINCIPAL AMOUNT. THE OPERATING         Index Maturity:
  PARTNERSHIP MAY CREATE AND ISSUE
  ADDITIONAL NOTES WITH THE SAME          Interest Reset Frequency:
  TERMS AS THE NOTES ISSUED
  HEREUNDER SO THAT THE ADDITIONAL        Initial Interest Reset Date:
  NOTES WILL BE COMBINED WITH THIS
  INITIAL ISSUANCE OF NOTES.              Interest Reset Date(s):

                                          Interest Determination Date(s):

                                          Maximum Interest Rate:

                                          Minimum Interest Rate:

                                          Spread:

                                          Spread Multiplier:

                                          Interest Category:

                                          Other/Additional Terms:



       The provisions of Sections 1, 2(b), 2(c), 3 through 6, and 9 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

       This Terms Agreement may be terminated at any time any party upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of the Distribution Agreement shall not require termination of this Terms Agreement, and the termination of this Terms Agreement shall not require termination of the Distribution Agreement. This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 9, 10 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.

       On the Settlement Date, the following information, opinions, certificates, letters and documents shall be delivered to the Principals:

              1. An opinion, dated as of the Settlement Date, of Latham & Watkins, outside counsel for the Operating Partnership and the Guarantor, with respect to the items set forth in
                     Section 4(b)(i) of the Distribution Agreement.

              2. An opinion, dated as of the Settlement Date, of Tamra D. Browne, General Counsel to the Guarantor, with respect to the item set forth in Section 4(b)(ii) of the Distribution Agreement.

              3. An opinion, dated as of the Settlement Date, of Gibson, Dunn & Crutcher LLP, counsel for the Agents, in form and substance satisfactory to the Principals.

              4. A certificate, dated as of the Settlement Date, in form and substance reasonably satisfactory to the Principals of the same tenor as the certificate referred to in Section 4(c) of the Distribution Agreement.

              5. A letter from Arthur Andersen LLP, independent public accountants, dated as of the Settlement Date, in form and substance satisfactory to the Principals of the same tenor as the certificate referred to in Section 4(d) of the Distribution Agreement.

              6. Such other information, certificates and documents as the Principals may reasonably require.

       The Principals hereby agree to reimburse the Operating Partnership and the Guarantor for certain expenses totaling $150,000.



                       [Remainder of the page left blank]

                                        MORGAN STANLEY & CO., INCORPORATED
                                        J.P. MORGAN SECURITIES INC.

                                        By:  MORGAN STANLEY & CO. INCORPORATED

                                             By:   /s/ Michael Fusco
                                                --------------------------------
                                             Name:  Michael Fusco
                                             Title:  Principal
Accepted:

AMB PROPERTY, L.P.

By: AMB Property Corporation,
    its General Partner


    By: /s/  Michael A. Coke
       ----------------------------------
        Name:  Michael A. Coke
        Title: Chief Financial Officer and
               Executive Vice President